RESTRICTED STOCK AGREEMENT

     This RESTRICTED STOCK AGREEMENT (this "Agreement") is entered into as of October ___, 2006, by and between Bouldin Corporation, a Delaware corporation (the "Company"), and Timothy S. Hill, a resident of the State of Tennessee ("Executive"). Certain definitions are set forth in Section 9 of this Agreement.

                                  RECITALS:

     Executive and the Company are parties to that certain Employment Agreement, dated as of the date hereof (the "Employment Agreement"), pursuant to which the Company has agreed to issue and award to Executive shares of its common stock to be purchased by Executive at par value $.0001 per share ("Common Stock"), on the terms and subject to the conditions set forth in this Agreement.

                                  AGREEMENT:

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

     Section 1. Effective Time. This Agreement shall become effective upon the date entered in paragraph one above.

     Section 2. Restricted Stock Award. On October 23, 2006, the Company shall issue to Executive 1,200,000 restricted shares of Common Stock (the "Restricted Stock"), which shall be subject to the terms and conditions hereof. The Company shall promptly thereafter deliver to Executive certificate(s) representing the Restricted Stock. Subject to the terms and conditions of this Agreement, Executive shall have all of the rights of a stockholder of the Company with respect to the Restricted Stock, including, without limitation the right to vote such stock on any matter to be voted on by the stockholders of Company and the right to receive dividends with respect to the stock, provided that such rights shall terminate upon forfeiture of any such stock pursuant to Section 4 hereof, and provided further that Executive may not transfer or assign any Restricted Stock except to the extent such stock is vested hereunder.

     Section 3. No Guarantee of Employment. Executive acknowledges and agrees that neither the issuance of the Restricted Stock to Executive nor any provision contained herein shall entitle Executive to remain in the employment of the Company or any of its Subsidiaries or affect the right of the Company or any of its Subsidiaries, subject to the terms of the Employment Agreement or any successor agreement, to terminate Executive's employment at any time for any reason.

     Section 4.     Vesting of Restricted Stock.

     (a) For so long as Executive is employed by the Company, the Restricted Stock shall vest and become unrestricted as follows:

         (i)     300,000 shares of Restricted Stock shall vest upon issuance;

         (ii) 25,000 shares of Restricted Stock shall vest on the 23rd day of each month for thirty-six months, the expiration of the Employment Agreement.

    (b)     Notwithstanding subparagraph (a) above:

         (i) If Executive's employment by the Company and its Subsidiaries is terminated by the Company without Cause or by Executive for Good Reason, the portion of the Restricted Stock that has not become vested as of the date of such event shall become fully vested immediately prior to such termination of employment.

         (ii) If Executive's employment by the Company and its Subsidiaries is terminated due to the death or Disability of Executive, the portion of the Restricted Stock that has not become vested as of the date of such event shall become fully vested immediately prior to such termination of employment.

         (iii) If Executive has been continuously employed by the Company or a Subsidiary from the date of this Agreement until the occurrence of a Change of Control, the portion of the Restricted Stock that has not become vested as of the date of the Change of Control shall become fully vested immediately prior to the Change of Control.

   (c) Except as set forth herein, any Restricted Stock that is not vested shall be automatically forfeited by Executive upon his termination of employment by the Company and its Subsidiaries, without any action by Executive or the Company. In such event, Executive shall deliver to the Company certificate(s) representing the forfeited shares, together with such additional documentation as the Company may reasonably request.

    Section 5. Tax Matters. The parties acknowledge: (a) that Executive will be required to recognize income with respect to the Restricted Stock if and when such stock becomes vested hereunder or, if Executive makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, upon issuance of such stock; and (b) that the Company may have tax withholding obligations resulting from Executive's recognition of income. In addition to the other obligations of the Company hereunder, the Company, upon recognition of income by Executive with respect to any Restricted Stock, shall pay to Executive in cash an amount equal to Executive's total state and federal income tax liability with respect to such income, plus an amount equal to Executive's total state and federal income tax liability with respect any cash payments hereunder, all determined based on the highest state and federal marginal income tax rates then in effect (collectively, the "Tax Payment"). The Company shall withhold the amount of the Tax Payment to the extent necessary to meet its tax withholding obligations (with respect to both the Restricted Stock and the Tax Payment) and shall pay the remainder of the Tax Payment, if any, to Executive in cash. In the event it is subsequently determined that the amount of income reported by the Company with respect to the Restricted Stock is understated, the amount of the Tax Payment shall thereupon be increased (in accordance with the methodology set forth herein) to reflect the increase in income recognized by Executive, and the Company shall immediately pay the amount of such increase to Executive in cash.

     Section 6. Stock Certificates. Executive hereby acknowledges that any certificates evidencing the shares of Restricted Stock of the Company issued pursuant to this Agreement shall bear the following restrictive legends:

           THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT FOR THESE SHARES OR AN OPINION OF THE COMPANY'S COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

           THE SHARES EVIDENCED BY THIS CERTIFICATE ARE ALSO SUBJECT TO TRANSFER RESTRICTIONS AND POTENTIAL FORFEITURE
           PURSUANT TO THE PROVISIONS OF THE RESTRICTED STOCK
           AWARD AGREEMENT, DATED OCTOBER___, 2006, BETWEEN THE
           COMPANY AND TIMOTHY S. HILL, WHICH IS AVAILABLE FOR
           INSPECTION AT THE PRINCIPAL OFFICES OF BOULDIN CORPORATION.

     Section 7. Share Adjustment. The Company hereby confirms that (i) in the event the outstanding shares of Common Stock of the Company shall be changed into an increased number of shares, through a stock dividend or a split-up of shares, or into a decreased number of shares, through a combination of shares, then immediately after the record date for such change, the number of shares of Restricted Stock then subject to this Agreement shall be proportionately increased, in case of such stock dividend or split-up of shares, or proportionately decreased, in case of such combination of shares; and (ii) in the event that, as result of a reorganization, sale, merger, consolidation or similar occurrence, there shall be any other change in the shares of Common Stock of the Company, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, then equitable adjustments to the shares of Restricted Stock then subject to this Agreement (including, but not limited to, changes in the number or kind of shares then subject to this Agreement) shall be made.

     Section 8. Registration of Shares. The Company agrees that within sixty (60) calendar days after the Company becomes subject to the reporting requirements of the Securities Exchange Act and eligible to register shares on Form S-8, the Company shall cause the Restricted Stock to be registered with the Securities and Exchange Commission on Form S-8 or any similar form registration. The Company shall be responsible for any and all fees and expenses related to such registration.

     Section 9.     Definitions.

     "Cause" has the meaning ascribed to it in the Employment Agreement.

     "Change of Control" means the occurrence of any of the following events after the date hereof: (a) any Person, including a "group" as defined in
Section 13(d)(3) of the Securities Exchange Act, becomes the beneficial owner of the Company's securities having a majority of the combined voting power of the Company; (b) as the result of, or in connection with any merger or other business combination of the Company, the holders of the voting securities of the Company immediately prior to such transaction constitute, following such transaction, less than a majority of the combined voting power of the then-outstanding securities of the surviving entity (or in the event each entity to such business combination survives, the surviving entity that is the parent entity) after such transaction; or (c) the Company sells or transfers all of or substantially all of its assets, and the direct and indirect holders of the Company's voting securities immediately prior to such transaction hold less than a majority of the voting power of the then-outstanding securities of the acquiring entity after such transaction.

      "Disability" the meaning ascribed to it in the Employment Agreement.

     "Good Reason" has the meaning ascribed to it in the Employment
Agreement.

      "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

      "Securities Act" means the Securities Act of 1933, as amended from time to time.

       "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

      "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity. For purposes hereof, references to a "Subsidiary" of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term "Subsidiary" refers to a Subsidiary of the Company.

       Section 10. Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given and received when (a) delivered by hand (with confirmation of receipt), (b) sent by facsimile with confirmation of transmission by the transmitting equipment, (c) received by the addressee, if sent by certified mail, return receipt requested, or (d) received by the addressee, if sent by a nationally recognized overnight delivery service, return receipt requested, in each case to the appropriate addresses or facsimile numbers set forth below each party's signature hereto (or to such other addresses or facsimile numbers as a party may designate by notice to the other parties).

      Section 11.     General Provisions.

     (a) Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, is held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or the application of that provision to any other person or circumstance, and this Agreement shall then be construed in that jurisdiction as if such invalid, illegal or unenforceable provision had not been contained in this Agreement, but only to the extent of such invalidity, illegality or unenforceability.

     (b) Complete Agreement. This Agreement constitutes the entire understanding between Executive and the Company with respect to the subject matter hereof, and supersedes all other agreements, whether written or oral, related thereto.

     (c) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

     (d) Counterparts. This Agreement may be executed in counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

      (e) Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether or not so expressed.

      (f) Governing Law; Forum; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee. This Agreement and its subject matter have substantial contacts with Tennessee, and all actions, suits, or other proceedings with respect to this Agreement shall be brought only in a court of competent jurisdiction sitting in Rutherford County, Tennessee, or in the Federal District Court having jurisdiction over that county. In any such action, suit, or proceeding, such court shall have personal jurisdiction of all of the parties hereto, and service of process upon them under any applicable statutes, laws, and rules shall be deemed valid and good.

      (g) MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH
APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES HEREUNDER.

      (h) Amendment. This Agreement may be amended, modified or supplemented only by a writing executed by or on behalf of the Company and Executive.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

Bouldin Corporation

By:
Name:
Its:


Timothy S. Hill



Notices Schedule


If to the Company:

Bouldin Corporation
P. O. Box 7116
McMinnville, TN  37111-7116
Attn:
Facsimile:

If to Executive:

Timothy S. Hill
111 Long Valley Road
Brentwood, Tennessee 37027
Facsimile:

with copies to:

Sherrard & Roe, PLC
424 Church Street, Suite 2000
Nashville, TN 37219
Attn:  William H. Neely, Esq.
Facsimile:  (615) 742-4539